SUBSCRIPTION AGREEMENT PELICAN DELIVERS, Inc.

Pelican Delivers, Inc., a Nevada corporation (hereinafter the "Company") and the undersigned (hereinafter the “Subscriber”) agree as follows:

WHEREAS:

A. The Company desires to issue a maximum of 3,000,000 shares of common stock of the Company, par value $0.001 per share, at a price of $2.00 per share; and

B. Subscriber desires to acquire that number of shares as is set forth on the signature page hereof (hereinafter the "Shares") at the purchase price set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set-forth, the parties hereto do hereby agree as follows:

SUBSCRIPTION

1.1       Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase the Shares from the Company at a price equal to $2.00 per share, and the Company agrees to sell the Shares to Subscriber in consideration of said purchase price. Upon execution, this subscription shall be irrevocable by Subscriber.

1.2       The purchase price for the Shares subscribed to hereunder is payable by the Subscriber contemporaneously with the execution and delivery of this Subscription Agreement to: Pelican Delivers, Inc. c/o David Comeau, PO Box 689, Silverdale, WA 98383. Payment is made by delivering the purchase price in the amount of $2.00 per Share to the Company by certified check, bank draft to the address below or by wire transfer using the following wire transfer instructions:

Pelican Delivers, Inc.

PO Box 689

Silverdale, WA 98383

Swift Code: CHASUS33

Bank Name: Chase Bank 270 Park Avenue New York, NY 10017 USA

Acct Number: 563976635

Wire Routing Number: 021000021

REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

2.1       Subscriber hereby acknowledges, represents and warrants to the Company the following:

(A)	Subscriber acknowledges that the purchase of the Shares involves a high degree of risk in that the Company has only recently commenced its current business operations and may require substantial additional funds;

(B)	Subscriber recognizes that an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;

1

(C)	Subscriber has such knowledge and experience in finance, securities, investments, including investment in unregistered securities, and other business matters so as to be able to protect its interests in connection with this transaction;

(D)	Subscriber acknowledges that only a limited market for the Shares presently exists and the market may not develop in the future and accordingly Subscriber may not be able to liquidate its investment;

(E)	Subscriber acknowledges that the shares may be subject to significant restrictions on transfer as imposed by state and federal laws;

(F)	Subscriber is acquiring the Shares as principal for Subscriber's own benefit;

(G)	Subscriber acknowledges receipt and review of the Company’s Prospectus (the “Prospectus”) for the sale of these shares as registered with the Securities and Exchange Commission, dated ________ 2020, and of both the Articles of Incorporation and bylaws of the Company, together with the opportunity and the Company’s encouragement to seek the advice and consultation of independent investment, legal and tax counsel;

(H)	Subscriber acknowledges and agrees that the Company has previously made available to Subscriber the opportunity to ask questions of and to receive answers from representatives of the Company concerning the Company and the Shares, as well as to conduct whatever due diligence the Subscriber, in its discretion, deems advisable. Subscriber is not relying on any information communicated by any representatives of the Company and is relying solely upon the information contained in the Prospectus, and information obtained during Subscriber’s due diligence investigation in making a decision to invest in the Shares and the Company.

REPRESENTATIONS BY THE COMPANY

3.1        The Company represents and warrants to the Subscriber that:

(A)	The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

(B)	Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common stock in the capital of the Company.

TERMS OF SUBSCRIPTION

4.1 Upon acceptance of this subscription by the Company, all funds paid hereunder shall be deposited in a company bank account and released to us for our general business use. In the event that a pro-offered subscription agreement is not accepted, the Company will promptly return the proceeds to the rejected subscriber without interest.

4.2 Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to Subscriber’s address indicated herein or into Subscriber’s brokerage account as provided by Subscriber.

4.3 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada. Exclusive venue for any dispute arising out of this Subscription Agreement or the Shares shall be the state or federal courts sited in Clark County, Nevada.

2

4.4 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the ___ day of ____________ 2020.

Number of Shares Subscribed For:
Total Purchase Price:
Signature of Subscriber:
Name of Subscriber:
Address of Subscriber:
Subscriber’s SS# or tax ID#:

ACCEPTED BY: PELICAN DELIVERS, Inc.

Signature of Authorized Signatory: __________________________________

Name of Authorized Signatory: ___________________________________

Date of Acceptance: __________________________________

3